EXHIBIT (a) (1) (iii)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF AMERICAN DEPOSITARY SHARES

EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

OF

INVITEL HOLDINGS A/S

(FORMERLY HUNGARIAN TELEPHONE AND CABLE CORP.)

TO

HUNGARIAN TELECOM (NETHERLANDS) COOPERATIEF U.A.

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CERTAIN INVESTMENT PARTNERSHIPS DIRECTLY OR INDIRECTLY ADVISED BY

MID EUROPA PARTNERS LLP

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON JANUARY 7, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) physical certificates of Invitel ADRs (the “ADR Certificates”) evidencing Invitel ADSs (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach American Stock Transfer and Trust Company, LLC (the “U.S. Settlement Agent”) on or prior to the Expiration Date (as defined in “The Offer—Section 1. Terms of the Offer” of the Offer to Purchase (as defined below). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Settlement Agent and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Invitel Shares and Invitel ADSs” of the Offer to Purchase (as defined below).

The U.S. Settlement Agent for the Offer is:

If delivering by mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

Phone: Toll-free (877) 248-6417

(718) 921-8317

If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. SETTLEMENT AGENT.

THIS NOTICE OF GUARANTEED DELIVERY TO THE U.S. SETTLEMENT AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. ACCEPTANCE OF THE OFFER IN RESPECT OF INVITEL ORDINARY SHARES (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY INVITEL ADSs) MAY NOT BE MADE WITH THIS FORM OR PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

The Eligible Institution that completes this form must communicate the guarantee to the U.S. Settlement Agent and must deliver the ADR Certificates evidencing Invitel ADSs, or deliver Invitel ADSs pursuant to the procedure for book-entry transfer into the U.S. Settlement Agent’s account at The Depositary Trust Company, in either case together with the Letter of Transmittal or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Invitel Shares and Invitel ADSs” of the Offer to Purchase) in the case of a book-entry delivery to the U.S. Settlement Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Hungarian Telecom (Netherlands) Cooperatief U.A., a cooperative association organized under the laws of The Netherlands, (the “Offeror”), and indirectly wholly owned by certain investment partnerships, each of which is directly or indirectly advised by Mid Europa Equity Partners LLP, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 7, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of American Depositary Shares (the “Invitel ADSs”), each of which represents one ordinary share, par value €0.01 per share, and is evidenced by an American Depositary Receipt (“Invitel ADRs”), of Invitel Holdings A/S, a public limited company organized under the laws of Denmark, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Invitel ADSs:

ADR Certificate No(s) (if available/applicable):

☐ Check if Invitel ADSs will be tendered by book-entry transfer

Name of Tendering Institution:

Account No.:

Dated: , 20

SIGN HERE:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Zip Code)

Area Code and Telephone No(s):

Signature(s):

3

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees to deliver to the U.S. Settlement Agent either the ADR Certificates evidencing all tendered Invitel ADSs, in proper form for transfer, or to deliver Invitel ADSs pursuant to the procedure for book-entry transfer into the U.S. Settlement Agent’s account at the Book-Entry Transfer Facility (as defined in “The Offer—Section 2. Acceptance for Payment and Payment for Invitel Shares and Invitel ADSs” of the Offer to Purchase), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Invitel Shares and Invitel ADSs” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NYSE Amex Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Title:

Name:
(Please type or print)

Dated: , 20

NOTE: DO NOT SEND ADR CERTIFICATES EVIDENCING INVITEL ADSs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADR CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

4